UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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    14A-6(E)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ALLIANCE PHARMACEUTICAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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
                          ALLIANCE PHARMACEUTICAL CORP.
                               6175 Lusk Boulevard
                           San Diego, California 92121

                           ---------------------------

                  Notice of the Annual Meeting of Shareholders
                          to be held December 23, 2003

                           ---------------------------



         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the "2003 Annual Meeting") of Alliance Pharmaceutical Corp. (the "Corporation") will be held at 9:00 a.m., local time, on Tuesday, December 23, 2003, at the Wyndham Hotel, located at 5976 Lusk Boulevard, San Diego, California 92121, for the following purposes:

         1. A proposal to elect seven directors to the Board of Directors of the Corporation (the "Board").

         2. A proposal to approve a financing transaction pursuant to which investors would acquire, directly or indirectly, up to a 70% ownership interest in PFC Therapeutics, LLC, a wholly-owned subsidiary of the Corporation, for up to $10,000,000.

         3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

         These matters are described more fully in the Proxy Statement accompanying this Notice.

         Shareholders of record at the close of business on October 27, 2003 (the "Record Date"), shall be entitled to notice of, and to vote at, the 2003 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2003 Annual Meeting.

         Representation of at least a majority in voting interest of the common stock of the Corporation either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal set forth above. Accordingly, it is important that your shares be represented at the 2003 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2003 Annual Meeting.

         Please read the accompanying proxy material carefully. Your vote is important and the Corporation appreciates your cooperation in considering and acting on the matters presented.

                                       By Order of the Board of Directors,

                                       DUANE J. ROTH, Chairman

Dated:   San Diego, California
         November 19, 2003

                          ALLIANCE PHARMACEUTICAL CORP.
                               6175 Lusk Boulevard
                           San Diego, California 92121

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                               GENERAL INFORMATION

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the "Corporation") to be voted at the 2003 Annual Meeting of Shareholders to be held on Tuesday, December 23, 2003, at 9:00 a.m., local time, at the Wyndham Hotel, located at 5976 Lusk Boulevard, San Diego, California 92121, and at any adjournment or adjournments thereof (the "2003 Annual Meeting") for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders.

         The mailing address of the principal executive offices of the Corporation is 6175 Lusk Boulevard, San Diego, California 92121 (telephone number 858-410-5200). The enclosed proxy and this proxy statement are being first sent to shareholders of the Corporation on or about December 3, 2003. The Corporation's 2003 Annual Report to Shareholders, which includes the Corporation's Annual Report for the year ended June 30, 2003 on Form 10-K, is being mailed to shareholders concurrently with this Proxy Statement. The 2003 Annual Report to Shareholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

         The Board of Directors has fixed the close of business on October 27, 2003 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and vote at, the 2003 Annual Meeting. At the close of business on the record date, an aggregate of 28,387,967 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") were issued and outstanding and entitled to one vote on each matter to be voted upon at the 2003 Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the 2003 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining the presence or absence of a quorum.

         The holders of a majority in voting interest of the Common Stock outstanding and entitled to vote at the 2003 Annual Meeting will constitute a quorum for the transaction of business at the 2003 Annual Meeting.

         In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by the proposal to elect directors is governed by New York law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with New York law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

         In voting with regard to the proposal to approve the financing transaction (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by New York law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with New York law, votes that are withheld and broker non-votes will not be counted and will have no effect.

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE PERSONS NAMED IN THE PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the 2003 Annual Meeting in the manner specified therein or, if no specification is made, FOR Proposal 1 and Proposal 2, as described in this proxy statement.

         Any proxy given by a shareholder pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the 2003 Annual Meeting, or by executing another proxy bearing a later date.

         Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.

         It is expected that the following business will be considered at the 2003 Annual Meeting and action taken thereon:

                            1. ELECTION OF DIRECTORS

         Seven directors are to be elected at the 2003 Annual Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors. The Board of Directors has nominated Pedro Cuatrecasas, M.D., Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Jean G. Riess, Ph.D., Duane J. Roth, and Theodore D. Roth, all of whom are currently directors of the Corporation.

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

         Set forth below is certain information with respect to each nominee as of October 27, 2003:

Nominees for Election as Directors
----------------------------------

         Name                      Position                                Age
         ----                      --------                                ---
         Duane J. Roth             Chairman and Chief Executive Officer    53
         Pedro Cuatrecasas, M.D.   Director                                67
         Carroll O. Johnson        Director                                70
         Stephen M. McGrath        Director                                68
         Donald E. O'Neill         Director                                77
         Jean G. Riess, Ph.D.      Director                                67
         Theodore D. Roth          Director                                52

Biographical Information Regarding Directors
--------------------------------------------

         Duane J. Roth. Mr. Roth has served as a director of the Corporation since 1985. He has served as Chief

Executive Officer of the Corporation since 1985 and as Chairman since October 1989. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company (now Wyeth) involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is a director of the Corporation.

         Pedro Cuatrecasas, M.D. Dr. Cuatrecasas was elected as a director of the Corporation in August 1996. He has over 20 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical and Director of Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently an independent consultant in pharmaceutical research, an Adjunct Professor in Medicine and Pharmacology at the University of California in San Diego. He received his M.D. from Washington University School of Medicine.

         Carroll O. Johnson. Mr. Johnson has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. ("RMI") since 1985, an independent contract research organization that provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force that introduced three major products.

         Stephen M. McGrath. Mr. McGrath has served as a director of the Corporation since 1989. In May 1998, he retired as Executive Vice President of CIBC World Markets, Inc. and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by CIBC Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co.

         Donald E. O'Neill. Mr. O'Neill has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President - International Operations. At the time of his retirement from Warner-Lambert, he held the offices of Executive Vice President of the company, and President and Chairman of its International Operations, and was a member of Warner-Lambert's board of directors.

         Jean G. Riess, Ph.D. Professor Riess has served as a director of the Corporation since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization, and in surfactant self-aggregation.

         Theodore D. Roth. Mr. Roth has served as a director of the Corporation since 1998. He has been a Managing Director of Roth Capital Partners, LLC, an investment-banking firm, since February 2003. For more than 15 years prior, Mr. Roth was employed by the Corporation, most recently serving as President and Chief Operating Officer. He received his J.D. from Washburn University and an LL.M. in Corporate and Commercial Law from the University of Missouri in Kansas City. He is the brother of Duane J. Roth, the Chairman and Chief Executive Officer of the Corporation.

Compensation of Directors
-------------------------

         Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to non-employee directors of the Corporation pursuant to the Formula Stock Option Plan for Non-employee Directors of the Corporation (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to the Corporation's 1991 Stock Option Plan and 2000 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. Each non-employee director (i) upon his initial election, shall automatically be granted an option to acquire 5,000 shares of Common Stock which shall be exercisable in four installments of 1,250 shares each with the first installment being at his initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors of the Corporation thereafter that such person is a director, until fully exercisable, and (ii) upon the third annual meeting following his initial election and each annual meeting thereafter that such person remains a non-employee director, shall automatically be granted an option to acquire 1,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

Other Transactions
------------------

         The following affiliations exist between the Corporation and certain directors:

         In December 2001, the Corporation renewed a one-year research services agreement with RMI. Mr. Johnson is the president and owner of RMI. RMI received $5,400 for consulting services in the fiscal year ended June 30, 2003. This agreement was not renewed in December 2002.

         Theodore D. Roth was employed by the Corporation until his resignation in February 2003. During fiscal 2003, the Corporation paid him $88,000 in compensation.

         Roth Capital Partners, LLC ("RCP") bought $150,000 of the Corporation's 8% Secured Convertible Debt in November 2002. RCP has provided financial advisory services to the Corporation from time to time. No compensation was paid to RCP in the fiscal year ended June 30, 2003. Byron Roth, the president, chief executive officer and a principal stockholder of RCP, is the brother of Duane J. Roth, Chief Executive Officer and Chairman of the Corporation. Theodore D. Roth, a director of the Corporation and the brother of Duane J. Roth, the Corporation's Chief Executive Officer and Chairman, is employed by RCP.

Committees of the Board of Directors and Meeting Attendance
-----------------------------------------------------------

         The standing committees of the Board of Directors consist of an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters, which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Cuatrecasas and Mr. D. Roth. The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers, and senior management. The members of the Compensation Committee are Dr. Cuatrecasas and Messrs. O'Neill and McGrath. The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation, the independent auditors of the Corporation, and other matters relating to the financial activities of the Corporation. The current members of the Audit Committee are Messrs. Johnson and McGrath. No members of the Corporation's Audit Committee are officers of the Corporation and all meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. (See the "Report of Audit Committee" later in this Proxy Statement, which details the duties and performance of the Audit Committee.) The Nominating Committee has the authority to nominate members of the Board of Directors to the entire Board for consideration. The Nominating Committee will consider nominees recommended by shareholders, which should be submitted to the Nominating Committee, in writing, prior to June 30, to be considered for the next Annual Meeting. The members of the Nominating Committee are Dr. Riess and Mr. Johnson.

         During the fiscal year ended June 30, 2003, there were four regular and three special meetings of the Board of Directors. The Audit Committee held two meetings, the Compensation Committee held no meetings, the Nominating Committee held one meeting and the Executive Committee did not meet. Each Board member attended more than 75% of the meetings of the Board and all of the meetings of the committee(s) of which he is a member.

Recommendation of the Board
---------------------------

The Board unanimously recommends that shareholders vote FOR the election of each of the nominees identified above.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Corporation's Annual Report on Form 10-K for the year ended June 30, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and any other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee received from Ernst & Young LLP written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 and considered the compatibility of non-audit services with the auditor's independence.

         The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Corporation's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission (the "SEC").

                  Stephen M. McGrath, Audit Committee Chairman
                   Carroll O. Johnson, Audit Committee Member

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young LLP served as independent auditors for the Corporation for the fiscal year ended June 30, 2003. The following table sets forth the fees billed by Ernst & Young LLP for services performed during the fiscal years ended June 30, 2003 and 2002, respectively:

                            2003            2002
                            ----            ----
         Audit fees        $76,480        $114,552

         Audit related services included annual audit, quarterly reviews, accounting consultations, and SEC registration statements.

         The Audit Committee believes that all services rendered to the Corporation by Ernst & Young LLP were compatible with maintaining Ernst & Young's independence.

         The Corporation has not retained Ernst & Young LLP to perform services in connection with (a) operating or supervising the operation of the Corporation's financial information system or managing the Corporation's local area network, or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation's financial statements taken as a whole.

         Representatives of Ernst & Young LLP are expected to be present at the 2003 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of a registered class of the Corporation's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Corporation believes that all reporting requirements under Section 16(a) for the 2003 fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners, except that Mr. Johnson was late in filing a Form 4 for a transaction which occurred on November 26, 2002. Such filing has been made as of the Record Date.

                                   MANAGEMENT

         The following sets forth the names, ages and positions of the Corporation's executive officers as of October 27, 2003:

         Name             Position                                  Age
         ----             --------                                  ---
         Duane J. Roth    Chairman and Chief Executive Officer       53

Background
----------

         Duane J. Roth. Mr. Roth has been Chairman of the Corporation since October 1989 and Chief Executive Officer since 1985. See "Election of Directors" for additional biographical information on Mr. Roth.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Corporation's Common Stock as of October 27, 2003 by: (i) each person (or group of affiliated persons) known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation's common stock; (ii) each of the Corporation's directors; (iii) the Chief Executive Officer of the Corporation and each of the four other most highly-compensated executive officers of the Corporation serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Corporation and its subsidiaries (such individuals are hereafter referred to as the "Named Executive Officers"); and (iv) all of the Corporation's directors and Named Executive Officers as a group:

--------------------------------------------------------------------------------
                                  Common Stock
                                          Amount and Nature of     Percentage of
Name and Address (1)                    Beneficial Ownership (2)     Class (3)
--------------------                    ------------------------     ---------
Duane J. Roth                                  333,128 (4)             1.18%
Pedro Cuatrecasas, M.D.                         46,100 (5)               *
Carroll O. Johnson                              33,700 (6)               *
Stephen M. McGrath                             259,825 (7)               *
Donald E. O'Neill                               37,100 (8)               *
Jean G. Riess, Ph.D.                            69,347 (9)               *
Theodore D. Roth                               200,300 (10)              *
Brown Simpson Partners I, Ltd.               3,855,000 (11)           13.30%
All directors and executive officers
  as a group                                   979,500                 3.42%
     (7 persons)
--------------------------------------------------------------------------------

* Indicates ownership of less than 1% of outstanding shares.

(1) The address of each of the executive officers, directors and nominees for director is c/o Alliance Pharmaceutical Corp., 6175 Lusk Boulevard, San Diego, California 92121.

(2) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(3) Shares subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding.

(4) Consists of (i) 86,742 shares owned by Mr. D. Roth, (ii) 207,350 shares subject to options granted by the Corporation under its 1991 Stock Option Plan ("the 1991 Plan"), (iii) 8,800 shares subject to options granted by the Corporation under its 2000 Stock Option Plan ("the 2000 Plan"), (iv) 28,571 shares subject to warrants, and (v) 1,665 shares owned by Mr. Roth's spouse.

(5) Consists of (i) 14,600 shares owned by Dr. Cuatrecasas, (ii) 20,000 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(6) Consists of (i) 5,000 shares owned by Mr. Johnson, (ii) 17,200 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(7) Consists of (i) 191,187 shares owned by Mr. McGrath, (ii) 35,238 shares subject to warrants, (iii) 21,900 shares subject to options granted by the Corporation under the 1991 Plan, and (iv) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(8) Consists of (i) 5,000 shares owned by Mr. O'Neill, (ii) 20,200 shares subject to options granted by the Corporation under the 1991 Plan, (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan, and (iv) 400 shares owned by Mr. O'Neill's spouse.

(9) Consists of (i) 15,947 shares owned by Dr. Riess, (ii) 41,900 shares subject to options granted by the Corporation under the 1991 Plan, and
     (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(10) Consists of (i) 4,900 shares owned by Mr. T. Roth and (ii) 195,400 shares subject to options granted by the Corporation under the 1991 Plan.

(11) Consists of (i) 2,855,000 shares owned by Brown Simpson Partners I, Ltd. and (ii) 1,000,000 shares subject to warrants.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive
Officers:

---------------------------------------------------------------------------------------------------------------------
                                             Summary Compensation Table
---------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term
                                                                                           Compen-
                                                     Annual Compensation                sation Awards
                                        ---------------------------------------------------------------
                                                                             Other        Securities
                                                                            Annual        Underlying     All Other
              Name and                                                      Compen-        Options/       Compen-
         Principal Position        Year  Salary ($)       Bonus ($)      sation ($)(a)       SARs (#)     sation ($)
---------------------------------------------------------------------------------------------------------------------
   Duane J. Roth                   2003    118,370                -            -                -              -
        Chairman and
        Chief Executive Officer
                                   2002    472,850                -            -           85,000         18,199 (c)
                                   2001    454,250         200,000 (b)         -           44,000         15,041 (d)
---------------------------------------------------------------------------------------------------------------------

(a) Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.
(b) Bonuses shown in fiscal year 2001 were determined with respect to fiscal year 2000 and paid in August 2000. The Board of Directors has determined that, as in fiscal year 2001 and 2002, there will be no executive bonuses for fiscal year 2003.
(c) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2002 with respect to a split-dollar insurance agreement. The Corporation has not paid any premiums on this insurance policy since December 2001.
(d) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2001 with respect to a split-dollar insurance agreement.

Employment Arrangements
-----------------------

         The Corporation maintains a key man life insurance policy on Duane Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Duane Roth. Pursuant to the agreement, the Corporation and Duane Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $8 million upon the death of Duane Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Duane Roth or his beneficiaries. The Corporation has not paid any premiums on this insurance policy since December 2001, and currently does not intend to do so in the future.

Fiscal Year End Option Values
-----------------------------

         The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program (which plan expired on February 25,
1999), its 1991 Stock Option Plan (which plan expired on November 7, 2001), its 2000 Stock Option Plan and its 2001 Stock Option Plan.

         No options were exercised by any of the Named Executive Officers during the 2003 fiscal year. In addition, no stock appreciation rights were exercised by any of the Named Executive Officers during the 2003 fiscal year.

         The following table sets forth the number of shares of the Corporation's Common Stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at the end of the 2003 fiscal year.

---------------------------------------------------------------------------------------------------------------------
             Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
---------------------------------------------------------------------------------------------------------------------
                                Number of Securities Underlying                    Value of Unexercised
                        Unexercised Options/SARs at Fiscal Year End (#)  In-The-Money Options/SARs at Fiscal Year End
                           Exercisable(E)/Unexercisable(U)                         ($)Exercisable(E)/
                                                                                    Unexercisable(U)
---------------------------------------------------------------------------------------------------------------------
                               244,721                   (E)                      0                     (E)
   Duane J. Roth
                                73,150                   (U)                      0                     (U)
---------------------------------------------------------------------------------------------------------------------

                      2. APPROVAL OF FINANCING TRANSACTION

         The Board has approved a financing transaction (the "Financing Transaction") pursuant to which investors would acquire, directly or indirectly, up to a 70% ownership interest in PFC Therapeutics, LLC ("PFC"), a wholly-owned subsidiary of the Corporation, for up to $10,000,000. The Board believes that the Financing Transaction will benefit the Corporation by providing funds necessary to proceed with the development of the Corporation's Oxygent(TM) technology under a license previously granted by the Corporation to PFC, as contemplated to be amended. The principal terms of the contemplated Financing Transaction are described below. The final terms of the contemplated Financing Transaction are subject to further negotiation in the judgment of the Corporation's management and could change from the following description. As of the date of this Proxy Statement, no investor has committed to proceed with the Financing Transaction and no assurance can be given that if approved the Financing Transaction will be consummated. The Financing Transaction is not contingent upon the Bridge Loan transaction described below.

Sale of Ownership Interests
---------------------------

         In connection with the Financing Transaction, it is proposed that SRS Capital-West, Inc. ("SRS"), Oxygent Partners Group, LLC ("Oxygent Partners") and one or more additional investors (collectively with SRS and Oxygent Partners the "Investors") would together acquire, directly or indirectly, up to a 70% ownership interest in PFC for up to $10,000,000. Neither SRS nor Oxygent Partners, or any their respective officers, directors or equity owners, is an affiliate of the Corporation, and it is not anticipated that any of the other Investors, if any, or any of their respective officers, directors or equity owners, would be an affiliate of the Corporation. See "Fees" below. The rights of the Investors are subject to another party's right to participate in the Financing Transaction. See "Bridge Loan" below.

Use of Proceeds
---------------

         PFC intends to use the net proceeds of the Financing Transaction for funding the clinical development of the Oxygent(TM) technology licensed to it by the Corporation and for general operating purposes. A portion of the proceeds may be paid to the Corporation for certain consulting services provided to PFC.

Exchange of PFC Ownership Interests
-----------------------------------

         It is contemplated that the Investors will have the right to exchange their ownership interests in PFC for registered or registrable shares of Common Stock of the Corporation. The terms of the exchange have not yet been negotiated among the Corporation and the Investors. Management believes that the mechanism for exchanging the ownership interests in PFC will be calculated based on a future valuation of PFC. Management cannot determine at this time what percentage of the Corporation the Investors would receive upon exchange of their ownership interests in PFC;

however, any such exchange would likely have a substantial dilutive effect on the percentage of the Corporation's equity owned by existing shareholders of the Corporation.

Business of PFC
---------------

         PFC is engaged in activities relating to the commercialization of the Corporation's Oxygent(TM) technology. Following the closing of the Financing Transaction, PFC intends to continue to conduct its business as presently conducted.

PFC License
-----------

         Pursuant to a License Agreement dated May 19, 2000 (the "License Agreement"), the Corporation granted PFC an exclusive right and license to use the patents and know-how relating to the Corporation's Oxygent(TM) technology to market, sell and distribute products incorporating the Corporation's Oxygent(TM) technology in a territory consisting of North America and the countries commonly referred to as the European Union (the "Territory"). In addition, under the License the Corporation granted PFC an exclusive right to manufacture products incorporating the Corporation's Oxygent(TM) technology anywhere in the world for sale and distribution in the Territory. PFC is obligated under the License to pay the Corporation a 6% royalty on net sales of products incorporating the Corporation's Oxygent(TM) technology.

         In connection with the Financing Transaction, it is contemplated that the License Agreement will be amended to provide that the Corporation will grant PFC an exclusive, irrevocable, worldwide, non-royalty-bearing license (including the right to grant sublicenses) to use the patents and know-how relating to the Corporation's Oxygent(TM) technology to manufacture, market, sell and distribute products incorporating the Corporation's Oxygent(TM) technology anywhere in the world.

Development, Distribution or License Agreement
----------------------------------------------

         If, prior to December 31, 2003, the Corporation or PFC, with the consent of the Investors, enters an agreement with a strategic corporate partner relating to the development of the Oxygent(TM) technology, the aggregate ownership interests of the Investors in PFC will be reduced by two (2) percentage points (up to a maximum reduction of ten (10) percentage points) for each whole million dollars ($1,000,000) (not any portion thereof) due to PFC under the agreement in cash prior to July 1, 2004.

Fees
----

         It is contemplated that PFC will pay SRS a merger and acquisition services fee (the "M&A Fee") of up to 7% of the gross proceeds received by PFC from the Investors in connection with the Financing Transaction. It is further contemplated that PFC will pay SRS $50,000 at the closing of the Bridge Loan, which amount will be credited to (thereby reducing) the total M&A Fee to be paid by PFC at the closing of the Financing Transaction. If the Financing Transaction does not close for any reason, no portion of this $50,000 payment will be refunded to PFC, provided that if the Financing Transaction does not close, the Corporation will be entitled to receive copies of the written reports prepared by any consultant(s) or outside advisor(s) retained by SRS after November 7, 2003 for the purpose of evaluating the Financing Transaction.

         PFC anticipates entering into a management agreement with SRS pursuant to which SRS shall provide PFC services relating to the development of products incorporating the Oxygent(TM) technology. In connection with the management agreement, PFC will pay SRS, in advance, a management fee of $20,000 per month until the first to occur of (a) the merger of PFC into a publicly traded entity, or (b) the date which is eighteen (18) months from the date on which the Financing Transaction closes.

PFC Board of Managers
---------------------

         The Board of Managers of PFC currently consists of four (4) members, all of whom are designated by the Corporation.

         It is contemplated that, promptly following the close of the Financing Transaction, the Board of Managers of PFC shall consist of five (5) members, four (4) of whom shall be designated by the Investors and one (1) of whom shall be designated by the Corporation. Accordingly, the Corporation would no longer control PFC.

Employees
---------

         It is contemplated that, following the closing of the Financing Transaction, PFC would, in the Investors' sole discretion, retain certain key employees of the Corporation to direct the clinical development of the Oxygent(TM) technology.

Closing of Financing Transaction
--------------------------------

         The closing of the Financing Transaction is subject to the completion, to the satisfaction of the Investors, of standard legal, financial and intellectual property due diligence, the preparation and execution of definitive agreements, and other customary conditions to closing. The Corporation plans to proceed toward a closing of the Financing Transaction as promptly as commercially practicable following the date of the 2003 Annual Meeting, and hopes to effect the closing of the Financing Transaction by December 31, 2003.

Bridge Loan
-----------

         The Corporation anticipates closing a bridge loan in the amount of $500,000 (the "Bridge Loan") prior to the date of the 2003 Annual Meeting. The Bridge Loan will be provided to PFC by a current shareholder of the Corporation (the "Lender"). The Lender is not an affiliate of the Corporation or any of the proposed Investors, or any of their respective officers, directors or equity owners (other than that the Lender is a shareholder of the Corporation).

         The Bridge Loan will be secured by a security interest in all of the assets of PFC. The Corporation shall irrevocably, absolutely and unconditionally guarantee to the Lender the performance of the obligations of PFC under the Bridge Loan. The Corporation's guarantee of PFC's obligations under the Bridge Loan will be secured by a pledge by the Corporation of its right to receive royalty payments from sales of Imagent(TM) products (the "Imagent(TM) Royalty") pursuant to the Asset Purchase Agreement dated June 18, 2003 by and between the Corporation and Photogen Technologies, Inc.

         The Lender shall have the option to participate with the Investors in the Financing Transaction by converting the Bridge Loan into $500,000 of up to the $10,000,000 Financing Transaction amount and receiving a pro rata portion of the up to 70% ownership interest in PFC to be purchased by the Investors in the Financing Transaction. In the event the Lender elects to convert the Bridge Loan in connection with the Financing Transaction, the Lender shall also be entitled to receive, in 2006, a payment of $500,000 out of the Imagent(TM) Royalty.

         Unless the Bridge Loan is previously converted into an ownership interest in PFC at the sole option of the Lender in connection with the Financing Transaction, the Lender shall receive, in 2006, a payment of $1,500,000 out of the Imagent(TM) Royalty as full repayment of the Bridge Loan.

         In the event the Corporation does not (a) have a commitment for a Funding (as defined below) by January 15, 2004, and (b) close a Funding by January 31, 2004, then (i) PFC shall issue the Lender a warrant to purchase a 10% ownership interest in PFC for nominal consideration and (ii) the Lender shall have the right to designate a majority of the members of PFC's Board of Managers. "Funding" means a financing pursuant to which PFC receives gross proceeds of

$10,000,000 (or such other amount approved by the Lender) from one or more investors, strategic partners, or other sources (or any combination of the foregoing). By way of example, the Financing Transaction would be a Funding.

         None of the proceeds of the Financing Transaction will be paid to the Lender in satisfaction of PFC's obligations under the Bridge Loan. See "Use of Proceeds" above for additional information on the use of the proceeds of the Financing Transaction.

         The Lender has indicated that it intends to vote its shares of the Corporation's Common Stock in favor of the proposal to approve the Financing Transaction.

Shareholder Vote
----------------

         New York law does not require shareholder approval of the Financing Transaction, and the consummation of the Financing Transaction by the Corporation will not give rise to any appraisal rights or other rights of dissenting shareholders under New York law.

         If the shareholders do not approve the Financing Transaction, the Board will take the shareholder vote into account, but will make a final decision with respect to proceeding with the Financing Transaction based upon the Board's good faith determination of what it believes to be in the best interests of the Corporation and its shareholders.

         The shareholders are not being asked to approve the Bridge Loan, nor is such approval required under New York law.

Recommendation of the Board
---------------------------

The Board recommends that shareholders vote FOR the proposal to approve the Financing Transaction.

                                3. OTHER BUSINESS

         Management knows of no other matters that may be presented to the 2003 Annual Meeting. However, if any other matter properly comes before the 2003 Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                        FUTURE PROPOSALS BY SHAREHOLDERS

         Any proposal which a shareholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation's 2004 Annual Meeting, pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Corporation at its executive offices no later than May 14, 2004, and must otherwise comply with the requirements of Rule 14a-8. Shareholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after August 16, 2004. The address of the Corporation's executive office is 6175 Lusk Boulevard, San Diego, California 92121.

                           ANNUAL REPORT ON FORM 10-K

         A complete copy of the Corporation's Annual Report on Form 10-K for the year ended June 30, 2003 is included in the Corporation's 2003 Annual Report to Shareholders. A copy of the Corporation's 2003 Annual Report to Shareholders has been mailed to all shareholders along with this Proxy Statement. Shareholders may obtain additional copies of the Corporation's Annual Report on Form 10-K and the exhibits thereto, without charge, by writing to the Corporation, 6175 Lusk Boulevard, San Diego, California 92121, Attention: Corporate Communications.

         It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING

PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the 2003 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                       By Order of the Board of Directors,

                                       Duane J. Roth, Chairman
Date:    November 19, 2003
         San Diego, California

ALLIANCE PHARMACEUTICAL CORP.
6175 Lusk Blvd.
SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Alliance Pharmaceutical Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                             ALPHR1           KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


ALLIANCE PHARMACEUTICAL CORP.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
   DIRECTORS

Vote On Directors

For Withhold For All To withhold authority to vote for any individual All All Except nominee, mark "For All Except" and write the nominee's number on the line below.

 1. ELECTION OF DIRECTORS: To elect the seven (7) nominees for Director listed below.

     01) Dr. Pedro Cuatrecasas
     02) Carroll O. Johnson
     03) Donald E. O'Neill
     04) Stephen M. McGrath
     05) Dr. Jean G. Riess
     06) Duane J. Roth
     07) Theodore D. Roth

2. Approval of a financing transaction pursuant to which investors would acquire, directly or indirectly, up to a 70% ownership interest in PFC Therapeutics, LLC, its wholly-owned subsidiary of the Corporation, for up to $10,000,000.

     For Against Abstain
      o     o       o

3. In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.

     For Against Abstain
      o     o       o

4.   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
     ENVELOPE.

     Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

For address changes, please check this box and                0
write them on the back where indicated

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual
Report to Stockholders of the Corporation is hereby acknowledged.

Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)      Date

                          ALLIANCE PHARMACEUTICAL CORP.

        2003 Annual Meeting of Stockholders to be held December 16, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any proxy heretofore given, hereby appoints Carroll O. Johnson, Stephen M. McGrath and Duane J. Roth, and each of them the proxies of the undersigned with full power of substitution, with respect to all of the shares of stock of ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the "Corporation"), which the undersigned is entitled to vote at the Corporation's Annual Meeting of Stockholders to be held at 9:00 a.m., San Diego time on Tuesday, December 16, 2003, and at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

P R O X Y

Address Changes:  _____________________________________________________________


(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

      (Continued, and to be marked, dated and signed, on the reverse side)

                                                                     SEE REVERSE
                                                                         SIDE